Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated March 17, 2006
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PXQ4

Principal Amount (in Specified Currency): $100,000,000
Issue Price: 100%
Trade Date: March 17, 2006
Original Issue Date: March 24, 2006
Stated Maturity Date: March 24, 2011

Interest Rate: 5.25% per annum
Interest Payment Dates: Each March 24 and September 24, commencing
   September 24, 2006

Net Proceeds to Issuer: $100,000,000
Agent's Discount or Commission: 0.0%
Agent: Deutsche Bank Securities Inc.
Agent's Capacity:
	[ ] Agent
	[X] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Redemption: The Notes are subject to redemption by TMCC, in whole, at a price equal to 100%, on the Redemption Date and subject to the notice stated below Redemption Date: March 24, 2008
Notice of Redemption: The redemption of the Notes is subject to not less than 10 nor more than 60 days' prior notice

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:



Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $10,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated








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